Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated June 14, 2011 (except for the effects of reclassifications and discontinued operations described in Notes 2 and 3, as to which the date is June 12, 2012), with respect to the consolidated financial statements and schedule of Agilysys, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended March 31, 2012:

—	Registration Statement (Form S-8 No. 333-175909) pertaining to the Agilysys, Inc. 2011 Stock Incentive Plan
—	Registration Statement (Form S-8 No. 333-143994) pertaining to the Agilysys, Inc. 2006 Stock Incentive Plan
—	Registration Statement (Forms S-8 No. 333-64164 and 33-106267) pertaining to the 2000 Stock Option Plan for Outside Directors and 2000 Stock Incentive Plan, as amended, of Agilysys, Inc.
—	Registration Statement (Form S-8 No. 333-07143) pertaining to the 1995 Stock Option Plan for Outside Directors of Agilysys, Inc.
—	Registration Statement (Forms S-8 No. 33-46004 and 33-53329) pertaining to the 1991 Stock Option Plan of Agilysys, Inc.
—	Registration Statement (Form S-8 No. 333-40750) pertaining to the Retirement Plan of Agilysys, Inc.

/s/ Ernst & Young LLP

Cleveland, Ohio

June 12, 2012